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  STATE OF WASHINGTON                  SECRETARY OF STATE
    Corporate Division   505 E. Union Avenue   P.O. Box 40234   Olympia, WA
98504-0234   360/753-7115   Fax 360/664-8781


                                ARTICLES OF AMENDMENT
                            WASHINGTON PROFIT CORPORATION
                                    RCW 23B.10.060

UBI #:    601 052 211                                            Submit original
Phone #: (253) 850-1490   Please type or print in black ink      and one copy
                                                                 Fee: $30.00

1. Name of the corporation currently recorded with the Office of the Secretary of State:

        RODI POWER SYSTEMS, INC.
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2.  Amendments to the Articles of  Incorporation were adopted on:
    SEPTEMBER 8, 1997
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    Date

3. Amendments to the Articles of Incorporation are as follows (If amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment are included below):

    ELIMINATE THE PREEMPTIVE RIGHTS PROVISIONS PROVIDED FOR SHAREHOLDER
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    PURCHASES OF COMPANY STOCK
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                         Please attach additional amendments
4. Amendments were adopted by (Check and complete one of the following applicable statements):

    / /  Incorporators.  Shareholders action was not required.
    / /  Board of Directors.  Shareholders action was not required.
    / / Duly approved shareholder action in accordance with RCW 23B.10.030 and RCW 23B.10.040.

5. Application will be effective upon filing unless another date and/or time is specified:

    Extended effective date may be delayed up to 30 days beyond the date the document is stamped "Filed" by the Corporation Division.

       NONE
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            Date                               Time

6. This document is hereby executed under penalties of perjury, and is, to the best of my knowledge true and correct.

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         Signature of Officer                    Printed Name        Date

MAKE CHECKS PAYABLE TO THE SECRETARY OF STATE'S OFFICE
SUBMIT THE COMPLETED FORM AND THE FEE TO THE ABOVE ADDRESS   FEE: $30.00